SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.     20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 3, 1999 (Date of Earliest Event
Reported: November 18, 1999)

YP.NET, INC. FORMERLY DOING BUSINESS
As "RIGL CORPORATION"


Nevada                 0-24217            85-026668

(State or other    (Commission File    (IRS Employer
jurisdiction of         Number)            I.D. No.
incorporation
4840 East Jasmine Street, Suite 105,       85205
Mesa, Arizona
(Address of principal     		            (Zip Code)
executive officers)

Registrant's telephone number, including
area code: 480.654.9646
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	Item 4.

(1.)  The Registrant reports that
on November 18, 1999, it dismissed
its principal certified public accountant
for the past 2 years, Singer
Lewak Greenbaum & Goldstein, LLP
("Singer Lewak" herein).   Except for a
"going concern" qualification for the past two years, the accountant's report on the Registrant's financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion. Nor were any reports on the Registrant's financial statements qualified or modified as to uncertainty, audit scope, or accounting principles.

	The decision to dismiss accountants was
recommended and approved by the YP.Net, Inc.
Board of Directors.

	The Registrant reports that,
over the two past fiscal years and the
subsequent interim period, it had no
disagreements with its former accountant on:
(i) any matter of accounting principles
or practices;
(ii) financial statement disclosure; or
(iii) auditing scope or procedure,
which disagreements, if not resolved
to the satisfaction of the former
accountant, would have caused it to
make reference to the subject matter
of the disagreements in connection
with its report.  No such scenario
existed among the Registrant and its
former accountant.


The Registrant has submitted the Certified
Public Accountant's response to this
Form 8-K attached hereto as Exhibit i.

The Registrant also reports that it has
retained as its certifying public accountants the firm of McGladry & Pullen, LLP. The date of McGlardry & Pullen, LLP's engagement was November 30, 1999.

SIGNATURES	Pursuant to the requirements of
the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


____/s/William D. O'Neal_____Acting President


Date: December 3, 1999


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